Exhibit 99.1

AEye Reports Third Quarter 2025 Results

Doubled customer base, fueling expansion across high-growth markets

Secured strategic investment to significantly expand Apollo production capacity

PLEASANTON, Calif. – (BUSINESS WIRE) – November 6, 2025 – AEye, Inc. (Nasdaq: LIDR), a global leader in software-defined lidar solutions, and the manufacturer of the Apollo lidar sensor, today announced its results for the third quarter ended September 30, 2025.

Recent Business Highlights

●	Captured six new business wins since end of Q2, with 12 customer contracts signed year-to-date

●	Secured strategic investment with leading global investor to expand Tier-1 manufacturing partnership and scale Apollo production to 60,000 units annually

●	Delivered Apollo units to a global defense contractor powering next-generation aerial systems

●	New revenue-generating partnerships are accelerating commercial traction for Apollo and OPTIS™, including collaborations with Black Sesame Technologies, Blue-Band, and Flasheye

●	Achieved strong capital position and virtually debt-free balance sheet, supporting operational runway well into 2028

Management Commentary

“AEye delivered a milestone quarter defined by execution, commercialization, and expansion,” said Matt Fisch, AEye Chief Executive Officer. “We doubled our customer base to 12, began shipments with a global defense contractor, and tripled the number of active quotes in our pipeline. This is clear evidence of accelerating commercial traction and growing market confidence in Apollo. Its unique combination of long-range sensing from behind the windshield, compact design, software-driven versatility, and competitive pricing continues to resonate with customers across our target markets. We believe no other solution offers this same blend of performance and adaptability.”

“We also advanced our strategic partnerships with Black Sesame Technologies, Blue-Band, and Flasheye, extending our reach into global autonomous mobility, rail, and smart-infrastructure markets. In parallel, we expanded our manufacturing footprint through an investment from a leading institutional investor to enable annual production capacity of up to 60,000 Apollo units with our Tier-1 partner. With our technology, partnerships, and financial foundation firmly in place, AEye is well positioned to scale efficiently, meet rising demand, and create lasting value for shareholders.”

Recent Financial Highlights

●	Cash burn excluding net financing proceeds in Q3 2025 was $6.4 million

●	GAAP net loss in Q3 2025 was $(9.3) million, or $(0.30) per share, based on 31.3 million weighted average common shares outstanding

●	Non-GAAP net loss in Q3 2025 was $(5.4) million, or $(0.17) per share, based on 31.3 million weighted average common shares outstanding

●	Cash, cash equivalents, and marketable securities were $84.3 million as of September 30, 2025, quadruple compared to the end of the prior quarter

“We continued to execute with financial discipline in the third quarter, maintaining one of the strongest balance sheets among our peers, with virtually no debt,” said Conor Tierney, CFO of AEye. “We ended the quarter with $84.3 million in cash, cash equivalents, and marketable securities, more than quadruple the prior quarter balance, and have since raised an additional $10 million. This positions AEye as one of the best capitalized companies in our sector and provides the foundation needed to support a durable revenue ramp.”

2025 Financial Outlook

AEye expects cash burn for full year 2025 to be within the range of $27 million to $29 million.

Conference Call and Webcast Details

AEye management will webcast its investor conference call today, November 6, 2025, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss these results. AEye CEO Matt Fisch and CFO Conor Tierney will host the call, followed by a question-and-answer session.

The webcast and accompanying slides will be accessible via the company’s website at https://investors.aeye.ai/.

Access is also available via:

Webcast: https://aeye.pub/48vlnTU

About AEye

AEye offers unique software-defined lidar solutions that enable advanced driver-assistance, vehicle autonomy, smart infrastructure, security, and logistics applications that save lives and propel the future of transportation and mobility. AEye’s flagship product, Apollo, has been widely recognized for its small form factor and its ability to detect objects at up to one kilometer. In addition to Apollo as a stand-alone sensor, AEye also offers a full-stack solution through its OPTIS™ platform. OPTIS™ provides a complete system that captures a high-resolution 3D image of the world, interprets it, and provides direction to act upon what it sees in real-time.

Non-GAAP Financial Measures

The non-GAAP measures provided in this press release should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (GAAP) in the United States. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. AEye considers these non-GAAP financial measures to be important because they provide additional insight into the Company’s on-going performance. The Company provides this information to help investors evaluate the results of the Company’s on-going operations and to enable more meaningful and consistent period-to-period comparisons. Non-GAAP financial measures are presented only as supplemental information to understand the Company’s operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP.

This press release includes the following non-GAAP financial measures:

●	Non-GAAP net loss which is defined as GAAP net loss plus stock-based compensation, plus stock issuance and debt issuance costs, plus change in fair value of convertible note and warrant liabilities, plus expenses related to contested proxy, plus loss (gain) on termination of operating lease, net; and

●	Adjusted EBITDA, defined as non-GAAP net loss plus depreciation and amortization expense, less interest income and other, less interest expense and other, plus provision for income tax.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements within the meaning of the federal securities laws, including the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “continue,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “predict,” “plan,” “may,” “should,” “will,” “would,” “potential,” “seem,” “seek,” “outlook,” and similar expressions that predict or indicate future events or trends, or that are not statements of historical matters. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking statements in this press release include, without limitation, statements about the expansion of manufacturing capacity to 60,000 Apollo units per year, management’s belief that commercial traction for the Apollo product is accelerating and market confidence is growing in many markets, the Company’s expected cash burn for full year 2025, and the Company’s expectation that its operational runway extends into 2028, among others. These statements are based on various assumptions, whether or not identified in this press release. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are very difficult or impossible to predict and will differ from the assumptions. Many actual events and circumstances are beyond the control of AEye. Many factors could cause actual future events to differ from the forward-looking statements in this press release, including but not limited to: (i) the risks that the expanded Tier-1 manufacturing partnership may be unable to scale Apollo production to 60,000 units annually in the time frame anticipated, or at all; (ii) the risks that the Apollo units delivered to a global defense contractor may not power next-generation aerial systems to the extent or in the time frame anticipated, or at all; (iii) the risks that the new revenue-generating partnerships may not generate revenue for AEye nor commercial transaction for Apollo or OPTIS™ to the extent or in the time frame anticipated, or at all; (iv) the risks that AEye’s capital position may not support the company’s operational runway well into 2028 due to expenses which are not currently contemplated; (v) the risks that the accelerating commercial traction and growing market confidence in Apollo may not continue to the extent or in the time frame anticipated, or at all; (vi) the risks that Apollo’s unique combination of long-range sensing from behind the windshield, compact design, software-driven versatility, and competitive pricing may not continue to resonate with customers across AEye’s target markets to the extent or in the time frame anticipated, or at all; (vii) the risks that other solutions competitive to Apollo may offer the same or substantially similar blend of performance and adaptability now or at some time in the future; (viii) the risks that AEye’s reach into the global autonomous mobility, rail, and smart-infrastructure markets may not continue to the extent or in the time frame anticipated, or at all; (ix) the risks that AEye may be unable to scale efficiently, meet rising demand, and create lasting value for shareholders to the extent or in the time frame anticipated, or at all; (x) the risks that AEye’s capitalization may not provide the foundation needed to support a durable revenue ramp to the extent or in the time frame anticipated, or at all; (xi) the risks that the cash burn for the full year 2025 may exceed the previously communicated range of range of $27 million to $29 million due to unanticipated expenses or otherwise; (xii) the risks that market conditions may create delays in the demand for commercial lidar products beyond AEye’s expectations, if at all; (xiii) the risks that lidar adoption occurs slower than anticipated or fails to occur at all; (xiv) the risks that AEye’s products may not meet the diverse range of performance and functional requirements of target markets and customers; (xv) the risks that AEye’s products may not function as anticipated by AEye, or by target markets and customers; (xvi) the risks that AEye may not be in a position to adequately or timely address either the near or long-term opportunities that may or may not exist in the evolving autonomous transportation industry; (xvii) the risks that laws and regulations are adopted impacting the use of lidar that AEye is unable to comply with, in whole or in part; (xviii) the risks associated with changes in competitive and regulated industries in which AEye operates, variations in operating performance across competitors, and changes in laws and regulations affecting AEye’s business; (xix) the risks that AEye is unable to adequately implement its business plans, forecasts, and other expectations, and identify and realize additional opportunities; (xx) the risk that business wins many not result in the visibility to additional non-automotive orders potentially totaling thousands of units, or at all; and (xxi) the risks of economic downturns and a changing regulatory landscape in the highly competitive and evolving industry in which AEye operates. These risks and uncertainties may be amplified by current or future global conflicts and current and potential trade restrictions, trade tensions, and tariffs, all of which continue to cause economic uncertainty. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the periodic report that AEye has most recently filed with the U.S. Securities and Exchange Commission, or the SEC, and other documents filed by us or that will be filed by us from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made.

Readers are cautioned not to put undue reliance on forward-looking statements; AEye assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. AEye gives no assurance that AEye will achieve any of its expectations.

AEYE, INC.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of September 30, 2025	As of December 31, 2024
ASSETS
Current Assets:
Cash and cash equivalents	$43,035	$10,266
Marketable securities	41,298	12,012
Accounts receivable, net	56	11
Inventories, net	884	176
Prepaid and other current assets	935	2,706
Total current assets	86,208	25,171
Right-of-use assets	495	652
Property and equipment, net	549	605
Other noncurrent assets	296	692
Total assets	$87,548	$27,120

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$4,471	$3,598
Accrued expenses and other current liabilities	3,508	7,709
Convertible note, current	106	-
Total current liabilities	8,085	11,307
Operating lease liabilities, noncurrent	299	479
Convertible note, noncurrent	146	146
Other noncurrent liabilities	826	64
Total liabilities	9,356	11,996
Stockholders’ Equity:
Preferred stock	-	-
Common stock	4	1
Additional paid-in capital	477,903	388,213
Accumulated other comprehensive income (loss)	(4)	5
Accumulated deficit	(399,711)	(373,095)
Total stockholders’ equity	78,192	15,124
Total liabilities and stockholders’ equity	$87,548	$27,120

AEYE, INC.
Consolidated Statements of Operations
(In thousands, except share amounts and per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Revenue	$50	$104	$136	$156
Cost of revenue	103	306	307	729
Gross loss	(53)	(202)	(171)	(573)
Operating expenses:
Research and development	3,061	3,767	10,221	12,137
Sales and marketing	631	74	1,615	482
General and administrative	4,080	3,803	11,323	13,641
Total operating expenses	7,772	7,644	23,159	26,260
Loss from operations	(7,825)	(7,846)	(23,330)	(26,833)
Other income (expense):
Change in fair value of convertible note and warrant liabilities	(2,210)	9	(2,123)	(4)
Interest income and other	650	233	1,257	656
Interest expense and other	55	(1,102)	(2,418)	(729)
Total other income (expense), net	(1,505)	(860)	(3,284)	(77)
Loss before income tax	(9,330)	(8,706)	(26,614)	(26,910)
Provision for income tax	-	-	2	2
Net loss	$(9,330)	$(8,706)	$(26,616)	$(26,912)

Per Share Data
Net loss per common share (basic and diluted)	$(0.30)	$(1.01)	$(1.34)	$(3.90)

Weighted average common shares outstanding (basic and diluted)	31,262,997	8,629,683	19,880,145	6,892,910

AEYE, INC.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine months ended September 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(26,616)	$(26,912)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	113	80
Gain on sale of property and equipment	-	(12)
Noncash lease expense relating to operating lease right-of-use assets	157	905
Gain on termination of operating lease, net	(1,014)	(680)
Common stock purchase agreement costs	325	1,136
Debt issuance costs	2,020	-
Gain on extinguishment of warrant	(64)	-
Inventory write-downs, net of scrapped inventory	24	167
Change in fair value of convertible note and warrant liabilities	2,123	4
Stock-based compensation	4,732	7,002
Amortization of premiums and accretion of discounts on marketable securities, net of change in accrued interest	(180)	(491)
Expected credit losses, net of write-off	2	35
Changes in operating assets and liabilities:
Accounts receivable, net	(47)	20
Inventories, current and noncurrent, net	(523)	157
Prepaid and other current assets	92	1,035
Other noncurrent assets	187	123
Accounts payable	800	275
Accrued expenses and other current liabilities	(804)	(3,411)
Operating lease liabilities	(1,574)	(936)
Contract liabilities	-	35
Other noncurrent liabilities	-	(346)
Net cash used in operating activities	(20,247)	(21,814)
Cash flows from investing activities:
Purchases of property and equipment	(52)	(420)
Proceeds from sale of property and equipment	-	45
Purchases of marketable securities	(44,989)	(24,241)
Proceeds from redemptions and maturities of marketable securities	15,874	27,756
Net cash (used in) provided by investing activities	(29,167)	3,140
Cash flows from financing activities:
Proceeds from exercise of stock options	-	134
Proceeds from issuance of convertible note	2,950	146
Payments for convertible note redemptions	(989)	-
Transaction costs related to issuance of convertible note	(658)	-
Proceeds from issuance of common stock under Common Stock Purchase Agreements	80,988	5,863
Stock issuance costs related to Common Stock Purchase Agreements	(1,449)	(613)
Taxes paid related to the net share settlement of equity awards	(499)	(113)
Proceeds from exercise of warrant	1,788	-
Proceeds from issuance of common stock through the Employee Stock Purchase Plan	52	26
Net cash provided by financing activities	82,183	5,443
Net increase (decrease) in cash, cash equivalents and restricted cash	32,769	(13,231)
Cash, cash equivalents and restricted cash at beginning of period	10,266	19,082
Cash, cash equivalents and restricted cash at end of period	$43,035	$5,851

AEYE, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except share amounts and per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
GAAP net loss	$(9,330)	$(8,706)	$(26,616)	$(26,912)
Non-GAAP adjustments:
Stock-based compensation	1,071	2,248	4,732	7,002
Stock issuance and debt issuance costs	19	1,136	2,345	1,136
Change in fair value of convertible note and warrant liabilities	2,210	(9)	2,123	4
Expenses related to contested proxy	-	-	839	-
Loss (gain) on termination of operating lease, net	598	(680)	(1,014)	(680)
Non-GAAP net loss	(5,432)	(6,011)	(17,591)	(19,450)
Depreciation and amortization expense	38	24	113	80
Interest income and other	(650)	(233)	(1,257)	(656)
Interest expense and other	(74)	(34)	73	(407)
Provision for income tax	-	-	2	2
Adjusted EBITDA	$(6,118)	$(6,254)	$(18,660)	$(20,431)

GAAP net loss per share attributable to common stockholders:
Basic and diluted	$(0.30)	$(1.01)	$(1.34)	$(3.90)
Non-GAAP net loss per share attributable to common stockholders:
Basic and diluted	$(0.17)	$(0.70)	$(0.88)	$(2.82)
Shares used in computing GAAP net loss per share attributable to common stockholders:
Basic and diluted	31,262,997	8,629,683	19,880,145	6,892,910
Shares used in computing Non-GAAP net loss per share attributable to common stockholders:
Basic and diluted	31,262,997	8,629,683	19,880,145	6,892,910

Investor Relations Contacts:

Agency Contact

Evan Niu, CFA

Financial Profiles, Inc.

eniu@finprofiles.com

310-622-8243

Company Contact

AEye, Inc. Investor Relations

info@aeye.ai

925-400-4366